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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                JANUARY 28, 1999
                                 DATE OF REPORT
                        (DATE OF EARLIEST EVENT REPORTED)



                                AMAZON.COM, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

             DELAWARE               000-22513               91-1646860
        (STATE OR OTHER       (COMMISSION FILE NO.)        (IRS EMPLOYER
          JURISDICTION                                   IDENTIFICATION NO.)
       OF INCORPORATION)

                 1516 SECOND AVENUE, SEATTLE, WASHINGTON 98101
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

                                 (206) 622-2335
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


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ITEM 5. OTHER EVENTS

        On January 28, 1999, Amazon.com, Inc. ("Amazon.com") announced that it priced its private offering of convertible subordinated notes (the "Notes") and increased the size of the offering from $500 million to approximately $1.25 billion.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


        (c) Exhibits

                99.1 Press Release dated January 28, 1999 regarding Amazon.com's announcement of an increase in the size of the offering of subordinated convertible debentures from $500 million to approximately $1.25 billion.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                             AMAZON.COM, INC.
                             (REGISTRANT)



Dated: January 29, 1999      By:  /s/ Joy D. Covey
                                 -------------------------------
                                 Joy D. Covey
                                 Chief Financial Officer, Vice President of
                                 Finance and Administration and Secretary


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                                  EXHIBIT INDEX


Exhibit Number               Description
--------------               ----------------------------------------------
99.1                         Press Release dated January 28, 1999 regarding
                             Amazon.com's announcement of an increase in the
                             size of the offering of subordinated convertible
                             debentures from $500 million to approximately
                             $1.25 billion.